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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Aqua Dyne, Inc. on Post-Effective Amendment No. 1 to Form S-8 of our report dated March 18, 2003, appearing in the Annual Report on Form 10 K-SB of Aqua Dyne, Inc. for the year ended December 31, 2002 and the financial statements in Form 10 Q-SB for the quarter ended March 31, 2003 filed with the commission on May 12, 2003.

/s/ MENDOZA BERGER AND COMPANY, LLP

Irvine, California
October 21, 2003